Exhibit 10.10

Number: B0CYYB-A003(2024)-036

Working Capital Loan Contract

Bank of Communications Co., Ltd.

Number: BOCYYB-A003(2024)-036

Working Capital Loan Contract

Important Tips

Please read the full text of this contract carefully, especially the clauses with ▲▲ mark and bold font. If you have any doubts, please ask the lender for explanation in time.

In view of the borrower’s application for working capital loan quota from the lender, in order to clarify the rights and obligations of both parties, the borrower and the lender have reached an agreement and hereby enter into this contract.

Article 1 Definition

“Quota” refers to the maximum amount of loan balance (under revolving quota) or total loan amount (under one-time quota) that the lender may issue to the borrower in accordance with the provisions of this contract. The quota can be a revolving quota or a one-time quota (only one-time use or multiple use) according to the contract agreement.

“Revolving credit limit” means that the borrower can apply for the credit limit multiple times to obtain a loan as agreed in this contract, but the loan balance cannot exceed the agreed credit limit.

“One-time credit limit” means that the borrower can apply for the credit limit once or multiple times to obtain a loan as agreed in this contract, but the total amount of loans drawn cannot exceed the agreed credit limit.

“Loan balance” means the sum of the principal amount of the loan obtained by the borrower under this contract and not yet repaid.

“Credit limit balance” means the amount after deducting the loan balance (under revolving credit limit) or the total amount of the loan (under one-time credit limit) from the credit limit.

“Credit term” means the term for the lender to issue a loan to the borrower based on the borrower’s application and the provisions of this contract, which belongs to the period of occurrence of the loan rather than the loan term.

“Loan term” means the term of each loan determined in the “Application for the Use of Loan Credit Limit of Bank of Communications” (hereinafter referred to as “Application for the Use of Credit Limit”).

“Pricing Benchmark” refers to the benchmark agreed upon by the borrower and the lender to determine the corresponding loan interest rate, including but not limited to the following specific pricing benchmarks and other types of pricing benchmarks.

“Loan Market Reference Rate (LPR)” refers to the loan market reference rate applicable to RMB loans issued by the National Interbank Funding Center on the 20th of each month (postponed in case of holidays).

“Secured Overnight Financing Rate (SOFR)” refers to the Secured Overnight Financing Rate applicable to US dollar loans, which is managed by the Federal Reserve Bank of New York (or other entities that take over the pricing benchmark) and displayed on the corresponding page of the Bloomberg/Refinitiv financial telecommunications terminal (or other information service agency alternative page that displays the pricing benchmark approved by the lender).

“Secured Overnight Financing Rate Term Reference Rate (SOFR Term Rate)” means the Secured Overnight Financing Rate Term Reference Rate (Term SOFR Reference Rate) for US dollar loans, which is administered by CME Group

Benchmark Administration Limited (or other entity that takes over the pricing benchmark) and published by it (or any other entity that takes over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refinitiv financial telecommunications terminal (or other information service agency alternative page that displays the pricing benchmark approved by the lender).

“Euro Interbank Offered Rate (EURIBOR)” means the Euro Interbank Offered Rate (Euro Interbank Offered Rate) for euro loans, which is administered by the European Money Markets Institute (or other entity that takes over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refinitiv financial telecommunications terminal (or other information service agency alternative page that displays the pricing benchmark approved by the lender).

“Hong Kong Interbank Offered Rate (HIBOR)” means the Hong Kong Interbank Offered Rate (HIBOR) for Hong Kong dollar loans, which is managed by the Hong Kong Association of Banks (or other entities that take over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refinitiv financial telecommunications terminals (or other information service agencies that display the pricing benchmark as an alternative page approved by the lender).

“Tokyo Term Risk Free Rate (TORF)” means the Tokyo Term Risk Free Rate (TORF) for Japanese yen loans, which is managed by QUICK Benchmarks Co., Ltd (or other entities that take over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refinitiv financial telecommunications terminals (or other information service agencies that display the pricing benchmark as an alternative page approved by the lender).

“TSRR” means the Term SONIA Reference Rate for GBP overnight average index, which is administered and published by Intercontinental E Exchange Benchmark Administration Limited (or other entity that takes over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refinitiv financial telecommunications terminal (or other information service agency alternative page that displays the pricing benchmark approved by the lender), and is applicable to GBP loans.

“LIBOR” means the London Interbank Offered Rate for USD loans, which is administered and published by Intercontinental Exchange, Inc. (or other entity that takes over the pricing benchmark) and displayed on the corresponding page of Bloomberg/Refinitiv financial telecommunications terminal (or other information service agency alternative page that displays the pricing benchmark approved by the lender).

“Banking day” and “working day” refer to the day when the bank in the lender’s location is open for business, excluding statutory holidays and rest days (except for those open due to holiday adjustments). If the loan release date, repayment date, interest payment date and maturity date are not banking working days, they will be postponed to the next banking working day accordingly.

“Foreign Currency Business Day” means, for the Secured Overnight Financing Rate (SOFR) or the Secured Overnight Financing Rate Term Reference Rate (SOFR Term Rate), the trading day of U.S. government bonds recommended by the Securities Industry and Financial Markets Association (or its successor organization) to the fixed income departments of its members (excluding Saturdays and Sundays); for the London Interbank Offered Rate (LIBOR) or the Sterling Overnight Index Reference Term Rate (TSRR), the local working day in London (excluding Saturdays and Sundays); for the Euro Interbank Offered Rate (EURIBOR), the operating day of the Euro Payment Clearing System (TARGET2); for the Hong Kong Interbank Offered Rate (HIBOR), the local working day in Hong Kong (excluding Saturdays and Sundays); for the Tokyo Risk-Free Term Rate (TORF), the local working day in Tokyo (excluding Saturdays and Sundays).

“Related Person” means the Borrower’s authorized handler, agent, legal representative, person in charge, controlling shareholder or actual controller, beneficial owner and other direct or indirect related persons.

“Business related parties” refers to the parties to the underlying transaction contract and other related entities other than the parties to the transaction, as well as the authorized handlers, agents, legal representatives, responsible persons, controlling shareholders or actual controllers, beneficial owners and other parties of such parties to the transaction and related entities.

Terms such as related parties, related party transactions, and major investors have the same meanings as those in the “Enterprise Accounting Standard No. 36 - Related Party Disclosure” (Accounting [2006] No. 3) promulgated by the Ministry of Finance and subsequent revisions to the standard.

“ESG risks”: environmental, social and governance risks.

“Enterprise electronic banking”: refers to the corporate electronic banking channels of Bank of Communications, such as corporate online banking and corporate mobile banking.

Article 2 Use of the credit line

2.1 When the borrower needs to use the credit line, he shall apply to the lender at least 5 banking days in advance. When applying, he shall fill in and sign the “Credit Line Application Form” in accordance with the format and requirements provided by the lender; it can only be used after the lender’s review and approval.

▲▲2.2 Each use of the credit line is subject to the following conditions:

(1) The loan balance (under the revolving credit line) or the total loan amount (under the one-time credit line) does not exceed the credit line;

(2) The loan amount applied for does not exceed the credit line balance;

(3) The application date and loan release date are within the credit period;

(4) The loan term and loan maturity date are in accordance with the provisions of this contract;

(5) The guarantee contract (if any) under this contract has come into effect and remains valid. If the guarantee contract is a mortgage contract and/or pledge contract, the security interest has been established and remains valid;

(6) The borrower has completed the government permits, approvals, registrations and other documents required by law when applying for the loan and required by the lender.

(7) After the entry into force of this Contract, the Borrower’s operating and financial conditions have not undergone any significant adverse changes;

(8) The Borrower’s application complies with the requirements of the Lender’s relevant rules and regulations;

(9) The Borrower has not violated the provisions of this Contract;

(10) The payment method of the loan complies with the provisions of this Contract. If the Lender is entrusted to pay, the Lender agrees to pay;

(11) If a foreign currency loan is drawn, the Borrower has provided documents proving that the loan complies with relevant foreign exchange management policies, including but not limited to valid foreign exchange use certificates or registration documents;

(12) The Borrower has designated a special fund recovery account as required by the Lender and signed an account management agreement.

▲▲2.3 If the Lender agrees to issue the loan, if the “Credit Line Application Form” is signed in paper form, the final loan information shall be based on the contents of the bank printout of the “Credit Line Application Form”. If the “Credit Line Application Form” is signed through corporate electronic banking, the final loan information shall be based on the contents of the “Bank of Communications Loan Receipt”. The “Credit Line Application Form” will be used as a substitute for the “Loan Certificate”.

▲▲2.4 If the currency of the “Credit Line Application Form” is inconsistent with the currency of the credit line, it shall be converted at the exchange rate announced by Bank of Communications Co., Ltd. at the beginning of each day for the purpose of determining the credit line balance. If there is no directly applicable exchange rate, it shall be converted at an exchange rate determined by Bank of Communications Co., Ltd. in a reasonable manner.

▲▲2.5 After the borrower becomes a shareholder of the guarantor or the “actual controller” as defined in the “Company Law”, the lender has the right to suspend or cancel the borrower’s unused loan quota before the guarantor provides the lender with a resolution of its shareholders’ meeting (general meeting of shareholders) accepting the lender to agree to provide a guarantee for the borrower.

Article 3 Interest Rate and Calculation of Interest

3.1 Basic Rules for Determining Interest Rates

3.1.1 The annual interest rate (simple interest) of the loan under this contract shall be agreed upon by both parties in the “Credit Line Application” after negotiation each time the credit line is used. If the annual interest rate is determined based on the pricing benchmark, the annual interest rate shall be calculated based on the pricing benchmark agreed in the “Credit Line Application” plus (minus) points (1 basis point is 0.01%, 1 percentage point is 100 basis points).

3.1.2 If the “Credit Line Application” agrees to apply a fixed interest rate, and the fixed interest rate value column records a specific value, the specific interest rate of each loan shall be based on the value recorded in the fixed interest rate value column in the “Credit Line Application” (wherein, if the loan currency is RMB, such specific values shall be determined based on the specific values of the pricing benchmark applicable on the applicable date of the pricing benchmark agreed in the “Credit Line Application” (hereinafter referred to as the “Pricing Benchmark Value”), and based on the plus (minus) point value agreed in the “Credit Line Application”). If the fixed interest rate value column does not record a specific value, the specific interest rate for each loan shall be determined based on the pricing benchmark value applicable on the applicable date of the pricing benchmark agreed in the “Credit Line Application Form” and the plus (minus) point value agreed in the “Credit Line Application Form”. If the floating interest rate is agreed in the “Credit Line Application Form”, the specific interest rate for each loan shall be determined based on the pricing benchmark value applicable on the applicable date of the pricing benchmark agreed in the “Credit Line Application Form” and the plus (minus) point value, interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and specific date floating start date (if necessary) agreed in the “Credit Line Application Form”. 3.1.3 If the currency is RMB, the daily interest rate = monthly interest rate/30, monthly interest rate = annual interest rate/12; if the currency is Hong Kong dollar, British pound, Australian dollar or Canadian dollar, the daily interest rate = annual interest rate/365; if the currency is US dollar, euro and Japanese yen, the daily interest rate = annual interest rate/360.

▲▲3.2 Loan interest rate

If the “Credit Line Application Form” stipulates that a fixed interest rate shall apply and the fixed interest rate value column records a specific value, the interest rate for each loan disbursement shall be implemented according to the fixed value. If the “Credit Line Application Form” stipulates that a fixed interest rate shall apply and the fixed interest rate value column does not record a specific value, and if the “Credit Line Application Form” stipulates that a floating interest rate shall apply, the loan interest rate for each loan disbursement shall be determined based on the pricing benchmark value applicable to the “Pricing Benchmark Applicable Date” agreed in the corresponding “Credit Line Application Form” and the plus (minus) point value agreed in the “Credit Line Application Form”. The “Pricing Benchmark Applicable Date” is T day, and the pricing benchmark value applicable to T day shall be determined in accordance with Article 3.5.1 of this Contract.

3.3 Adjustment of interest rate

3.3.1 If the “Credit Line Application Form” records a fixed interest rate, the recorded interest rate shall be implemented for the loan during the loan period.

▲▲3.3.2 If the “Credit Line Application Form” records a floating interest rate, the loan interest rate adjustment date shall be determined according to the interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and specific date floating start date (if necessary) agreed in the “Credit Line Application Form” and the relevant provisions of this contract, and the adjusted interest rate shall apply from the loan interest rate adjustment date.

3.3.2.1 During the loan period, the loan interest rate adjustment cycle shall be calculated from the “loan account date” or “specific date floating start date” according to the “interest rate floating rules” selected in “floating rate rules”. Fill in the number of interest rate floating cycles in the blank column, and the interest rate floating cycle unit can be selected by day or month. If “1” is filled in as the number of interest rate floating cycles, and “Daily” is selected as the floating cycle unit, then starting from the “loan entry date” or “specific date floating start date”, every day is the loan interest rate adjustment day; if “3” is filled in as the number of interest rate floating cycles, and “Daily” is selected as the floating cycle unit, then starting from the “loan entry date” or “specific date floating start date”, every 3 days will be the loan interest rate adjustment day; if “1” is filled in as the number of interest rate floating cycles, and “Monthly” is selected as the floating cycle unit, then starting from the “loan entry date” or “specific date floating start date”, every 1 month will be the loan interest rate adjustment day; if “3” is filled in as the number of interest rate floating cycles, and “Monthly” is selected as the floating cycle unit, then starting from the “loan entry date” or “specific date floating start date”, every 3 months will be the loan interest rate adjustment day, and so on.

3.3.2.2 The loan interest rate on the loan interest rate adjustment date is determined based on the pricing benchmark value applicable on the loan interest rate adjustment date. Unless otherwise agreed in this contract or the parties agree to adjust the plus (minus) point value, the interest rate plus (minus) point value shall still be implemented according to the interest rate plus (minus) point value agreed in the “Credit Line Application” corresponding to the loan. The “Loan Interest Rate Adjustment Date” is T day, and the pricing benchmark value applicable on T day shall be implemented in accordance with Article 3.5.1 of this contract.

▲▲3.3.3 If the pricing benchmark applicable to the corresponding loan is cancelled, stopped publishing, or the lender no longer uses the corresponding pricing benchmark for some reason, the two parties shall negotiate and adjust the loan interest rate separately, but the adjusted interest rate shall not be lower than the interest rate applicable at that time; if the two parties have not reached an agreement on the adjusted interest rate for more than 1 month since the cancellation or cessation of the pricing benchmark, the lender has the right to declare the loan to be due early.

▲▲3.3.4 The two parties may adjust the plus (minus) point value of the corresponding loan interest rate on each loan interest rate adjustment date after negotiation.

3.4 The penalty interest rate for overdue loans shall be increased by 50% according to the interest rate agreed in this contract, and the penalty interest rate for misappropriated loans shall be increased by 100% according to the interest rate agreed in this contract. If the floating rate loan encounters an adjustment in the loan pricing benchmark, the lender has the right to adjust the penalty interest rate applicable to each loan accordingly, and the new penalty interest rate shall apply from the date of loan interest rate adjustment agreed in the corresponding “Credit Line Application Form”.

3.5 Calculation of interest

3.5.1 According to the applicable pricing benchmark, the pricing benchmark value applicable to the T day (i.e. “Pricing benchmark applicable date”, “loan interest rate adjustment date”, “repricing date”) stipulated in Articles 3.2, 3.3.2.2 and 9.3.3.2 of this contract shall be determined as follows:

If the pricing benchmark is the loan market benchmark rate (LPR), the pricing benchmark value applicable to the T day shall be the value of the loan market benchmark rate (LPR) most recently published before the T day.

If the pricing benchmark is the Secured Overnight Financing Rate (SOFR), when T is a foreign currency working day, the pricing benchmark value applicable to T is the value of the Secured Overnight Financing Rate (SOFR) corresponding to the fifth foreign currency working day before T, as displayed on the corresponding financial telecommunications terminal page; when T is a non-foreign currency working day, the pricing benchmark value applicable to T is the value of the Secured Overnight Financing Rate (SOFR) that should be applicable to the most recent foreign currency working day before T (i.e., the value of the Secured Overnight Financing Rate (SOFR) corresponding to the fifth foreign currency working day before the most recent foreign currency working day, as displayed on the corresponding financial telecommunications terminal page). The pricing benchmark is the Secured Overnight Financing Rate Term Reference Rate (SOFR Term Rate), London Interbank Offered Rate (LIBOR), Euro Interbank Offered Rate (EURIBOR), Tokyo Risk-Free Term Rate (TORF) or the British Pound Overnight Average Index Reference Term Rate (TSRR). When T day is a foreign currency working day, the pricing benchmark value applicable to T day is the pricing benchmark value corresponding to the second foreign currency working day before T day displayed on the corresponding financial telecommunications terminal page; when T day is a non-foreign currency working day, the pricing benchmark value applicable to T day is the pricing benchmark value that should be applicable on the most recent foreign currency working day before T day (i.e., the pricing benchmark value corresponding to the second foreign currency working day before the most recent foreign currency working day displayed on the corresponding financial telecommunications terminal page).

The pricing benchmark is the Hong Kong Interbank Offered Rate (HIBOR). When T is a foreign currency working day, the applicable pricing benchmark value on T is the Hong Kong Interbank Offered Rate (HIBOR) value corresponding to T displayed on the corresponding financial telecommunications terminal page; when T is a non-foreign currency working day, the applicable pricing benchmark value on T is the Hong Kong Interbank Offered Rate (HIBOR) value corresponding to the most recent foreign currency working day before T displayed on the corresponding financial telecommunications terminal page.

When the pricing benchmark value displayed on the corresponding financial telecommunications terminal page is greater than or equal to 0, the pricing benchmark value used to determine the loan interest rate under this contract is determined according to the pricing benchmark value actually displayed on the corresponding financial telecommunications terminal page; when the pricing benchmark value displayed on the corresponding financial telecommunications terminal page is less than 0, the pricing benchmark value used to determine the loan interest rate under this contract is determined as 0.

3.5.2 Normal interest = interest rate agreed in this contract × loan amount × number of days occupied.

The number of days occupied is calculated from the loan disbursement date (inclusive) to the due date (exclusive). If the due date is a non-working day, it will be postponed. The postponed period will be included in the number of days occupied, and the interest will still be calculated in accordance with the agreement of this contract.

3.5.3 The penalty interest for overdue loans and misappropriated loans is calculated based on the overdue or misappropriated amount and the actual number of days (from the date of overdue or misappropriation (inclusive) to the date of repayment of principal and interest (exclusive)).

3.5.4 If the calculated interest/penalty interest has more decimal places, the lender will round it off to two decimal places.

▲▲3.6 If the borrower repays the loan in advance or the lender recovers the loan in advance according to the agreement of this contract, the corresponding interest rate level will not be adjusted and will still be implemented according to the interest rate agreed in this contract.

3.7 If the loan currency is other than RMB, USD, EUR, HKD, JPY and GBP, the loan pricing benchmark type, daily interest rate calculation rules and pricing benchmark value determination rules applicable to the pricing benchmark applicable date, loan interest rate adjustment date and repricing date shall be subject to the provisions of Article 17 of this Contract.

Article 4 Payment of Loans

4.1 If the loan account designated by the borrower is a special loan disbursement account opened at the lender, the disbursement and payment of the loan shall be handled through this account. This account is only used for the disbursement of loan funds and external payments, and only sells the “Settlement Business Application Form” voucher. It cannot handle checks, bills of exchange, bank acceptance bills and other businesses, and cannot be used for other settlements. When the borrower pays for the transfer of loan funds on his own, it must be handled at the counter of the account opening outlet. The deposit interest of this account is included in the borrower’s repayment account.

4.2 When the borrower draws the loan in accordance with the provisions of this contract, the payment method (lender entrusted payment or borrower independent payment) shall be specified, and only one payment method can be used for each withdrawal.

4.3 Lender entrusted payment means that the lender, based on the borrower’s entrusted payment letter, directly pays the loan funds through the borrower’s account to the borrower’s trading counterpart that meets the purposes stipulated in this contract after the loan is issued in accordance with the provisions of this contract.

If the amount of a single payment exceeds the autonomous payment limit or meets one of the conditions stipulated in Article 19.3, the loan entrusted payment method shall be adopted.

If the lender is entrusted to pay, the borrower shall submit to the lender an application for the use of the credit limit, the corresponding entrusted payment letter and other information required by the lender (including but not limited to business contracts, invoices, receipts and other transaction information), clearly specifying the amount of the loan to be drawn and the object and amount of payment. The amount of the loan drawn shall be equal to the total amount to be paid.

▲▲If the payment to be made by the borrower does not comply with the provisions of this contract or the corresponding business contract or has other defects, the lender has the right to refuse to pay and return the entrusted payment letter submitted by the borrower.

▲▲ If the lender agrees to pay, if the information provided by the borrower is incorrect and the payment cannot be made or a payment refund occurs, the borrower shall resubmit the relevant documents and information containing correct information within the time limit specified by the lender. If the payment is delayed or unsuccessful, the lender shall not be responsible.

4.4 Borrower’s autonomous payment means that after the lender releases the loan funds to the borrower’s account in accordance with the provisions of this contract, the borrower shall autonomously pay to the borrower’s transaction counterparty that meets the purposes agreed in this contract.

In the case of borrower’s autonomous payment, the borrower shall submit to the lender an application for the use of the credit limit, a statement of the use of funds and other materials required by the lender. The borrower shall submit a summary report on the payment of loan funds to the lender on time. The lender has the right to verify whether the loan payment meets the agreed purposes through account analysis, voucher inspection, on-site investigation, etc., and the borrower shall cooperate with the lender’s verification.

Article 5 Repayment of the loan

5.1 The borrower shall repay the loan principal and interest in full and on time according to the repayment date and amount recorded in this contract and the corresponding “Credit Limit Application Form”.

▲▲5.2 The borrower shall not repay the loan in advance without the written consent of the lender.

▲▲5.3 The repayment arrangements for the principal and interest agreed upon by the borrower and the lender in the “Credit Limit Application Form” are the true intentions reached by both parties on a voluntary basis after negotiation. Under the repayment arrangement chosen by both parties, whether the principal is repaid before the interest does not affect the borrower’s obligation to repay the interest payable, and the borrower shall not raise any objection to the repayment of the interest payable. Under any repayment arrangement, the borrower shall be responsible for the repayment of all principal and interest payable.

▲▲5.4 If the borrower’s repayment (including the borrower’s voluntary repayment and the amount deducted by the lender in accordance with the provisions of this contract) cannot fully repay the borrower’s entire debt:

(1) It shall first be used to repay the overdue unpaid expenses. If the principal and interest are overdue for less than 90 days, the balance after the compensation fee shall be used to offset the overdue interest or penalty interest, compound interest, and then to offset the overdue principal; if the principal or interest is overdue for more than 90 days, the balance after the compensation fee shall be used to offset the overdue principal first, and then to offset the overdue interest or penalty interest, compound interest;

(2) If the borrower has multiple debts (including the borrower’s debts to the lender under other contracts), the lender has the right to decide the order of repayment of the borrower’s various debts, as long as such repayment order does not violate the mandatory provisions of the laws, regulations, rules and regulations and relevant regulatory requirements applicable to the lender. The lender shall notify the borrower of the results of the debt repayment. Unless the parties have otherwise agreed on this matter.

Article 6 Statements and Guarantees of the Borrower

6.1 The Borrower is established and legally exists in accordance with the law, has all necessary rights and capabilities, can perform the obligations of this Contract in its own name and bear civil liability.

6.2 The signing and performance of this Contract is the Borrower’s true intention, and has been subject to all necessary consents, approvals and authorizations, and there are no legal defects.

6.3 The Borrower operates legally and in compliance with regulations, has the ability to continue operations, has a legitimate source of repayment, is not involved in major ESG risks, and has no major bad credit record. The Borrower’s senior management has no bad record.

6.4 All documents, reports, materials and information provided by the Borrower to the Lender in the process of signing and performing this Contract are true, accurate, complete and valid, and no information that may affect its financial status and repayment ability is concealed from the Lender. The Borrower’s financial status has not undergone any major adverse changes since the latest financial statement reporting date. The borrowing matters comply with the requirements of laws and regulations.

▲▲6.5 The borrower and its related persons and business related parties are not on the sanctions list issued by the United Nations and relevant countries, organizations and institutions, and are not included in the list of enterprises or individuals involved in terrorism, money laundering and anti-sanction related risks issued by Chinese government departments or competent authorities; they are not located in countries and regions sanctioned by the United Nations and relevant countries, organizations and institutions.

▲▲6.6 The borrower guarantees to comply with national anti-money laundering laws, regulations and relevant policy requirements, and will not assist others in money laundering, terrorist financing, tax evasion, evasion of bank debts, cash withdrawal, telecommunications fraud, illegal fundraising and other illegal and irregular activities, and actively cooperate with the lender to carry out customer identity identification, transaction record preservation, customer identity and transaction background due diligence,large and suspicious transaction reports and other anti-money laundering work, and provide relevant certification materials as required by the lender.

6.7 If the borrower is a Class A or Class B customer based on the ESG risks faced by the industry to which the borrower belongs, the borrower promises that:

(1) the borrower’s internal management documents related to ESG risks comply with the requirements of laws and regulations and are effectively implemented;

(2) the borrower does not have any major litigation cases related to ESG risks;

(3) all the borrower’s behaviors and performance related to ESG risks are in compliance.

Article 7 Rights and Obligations of the Lender

7.1 The Lender has the right to recover the loan principal and interest (including compound interest, penalty interest for overdue and misappropriated loans, etc.) in accordance with the provisions of this Contract, collect the fees payable by the Borrower, and has the right to decide in advance to recover the loan based on the borrower’s capital recovery situation, and exercise other rights stipulated by law or this Contract.

▲▲7.2 During the performance of this Contract, the Lender will only conduct a formal review of the information provided by the Borrower. The Lender shall not be liable for the Lender’s failure to complete the entrusted payment in time due to the untrue, inaccurate or incomplete materials provided by the Borrower or the Borrower’s violation of the provisions of this Contract.

▲▲7.3 The Lender shall issue the loan and make payment in accordance with the provisions of this Contract. The Lender shall not be liable if the Lender fails to issue the loan or make payment on time due to any of the following reasons, but shall promptly notify the Borrower: the borrower’s designated lending account is frozen, the payment object account is frozen, force majeure, communication or network failure, Lender system failure, etc. Unless otherwise agreed in this Contract.

▲▲7.4 According to the regulatory requirements that the Lender needs to follow, the Lender will conduct a dynamic assessment of the Borrower’s risk level related to money laundering, terrorist financing, and tax evasion, and if it believes that the Borrower and its related businesses are suspected of money laundering, terrorist financing, and tax evasion, the Lender has the right to take one or all of the measures stipulated in Article 9.2.

▲▲7.5 The Lender has the right to participate in the Borrower’s large-scale financing, asset sales, mergers, divisions, shareholding system reforms, bankruptcy liquidation and other activities in accordance with the provisions of laws and regulations and the provisions of this Contract to safeguard the Lender’s creditor’s rights.

Article 8 Obligations of the Borrower

8.1 The Borrower shall repay the principal of the loan under this Contract and pay the interest according to the time, amount, currency and interest rate recorded in this Contract and the corresponding “Application for the Use of the Credit Quota”.

The funds recovery account designated by the Borrower is used to collect the corresponding sales revenue or planned repayment funds. If the corresponding sales revenue is settled in non-cash form, the Borrower shall ensure that the funds are transferred to the funds recovery account in a timely manner after receiving the funds. The Borrower shall provide the funds in and out of the funds recovery account in accordance with the requirements of the Lender.

8.2 The Borrower shall use the credit quota for the purpose agreed in this Contract and use the loan for the purpose determined in the corresponding “Application for the Use of the Credit Quota”. The loan shall not be used for other purposes, shall not be re-loaned, and shall not be used for the Borrower’s shareholder dividends and financial assets, fixed assets, equity and other investments; it shall not be used for the Borrower to pay bonuses, dividends and other items, shall not be used to pay fines, and shall not be used to inflate fiscal revenue, increase local government hidden debts, illegally flow into the real estate market and other fields and purposes prohibited by the State for production and operation.

The borrower shall use the loan funds in the agreed manner and shall not circumvent the lender’s entrusted payment by breaking the whole into parts; if the borrower adopts independent payment, the borrower shall use the loan within a reasonable time according to the requirements of the lender’s regulatory authority, and the loan funds payment shall comply with the provisions of this contract.

▲▲8.3 The borrower shall bear the settlement fees (if any) for loan fund payment (including entrusted payment by the lender and independent payment by the borrower). The specific fees shall be implemented in accordance with laws, regulations, rules, regulatory provisions and the effective “List of Bank of Communications Service Fees” announced by the lender at that time.

If the loan fund payment does not involve cross-border payment, the loan account is a special loan issuance account, and the loan fund payment (including entrusted payment by the lender and independent payment by the borrower) is not an account opened in the Bank of Communications, the fund payment may be handled through the People’s Bank of China payment system or the same city exchange system. If the lending account is not a special loan disbursement account, when the loan funds are paid (including entrusted payment by the lender and independent payment by the borrower), if the receiving account is an account of another bank in another place, the funds payment shall be handled through the payment system of the People’s Bank of China.

If the loan funds payment involves cross-border payment, the loan funds payment may be handled through the Society for Worldwide Interbank Financial Telecommunication (SWIFT) system or other systems.

▲▲8.4 The borrower shall cooperate with the lender in the supervision and inspection of loan payment management, post-loan management, loan use and borrower’s operating conditions, and promptly provide the lender with financial statements, loan funds use records and information, related parties and related party transaction information, ESG risk reports, other materials and information required by the lender for post-loan risk management needs, and ensure that the documents, materials and information provided are true, complete and accurate.

▲▲8.5 If the Borrower has any of the following matters, it shall notify the Lender in writing at least 30 days in advance and shall not take any action before paying off all principal and interest of the loan under this Contract or providing a repayment plan and guarantee approved by the Lender:

(1) Selling, donating, leasing, lending, transferring, mortgaging, pledging or otherwise disposing of all or most of the assets or important assets;

(2) Significant changes in the operating system or property organization form, including but not limited to the implementation of contracting, leasing, joint ventures, corporate restructuring, shareholding cooperative restructuring, enterprise sales, mergers (acquisitions), joint ventures (cooperation), divisions, establishment of subsidiaries, equity transfers, property transfers, capital reductions, etc.

(3) Foreign investment, foreign guarantees or substantial increase in debt financing exceeding the provisions of this Contract.

▲▲8.6 The Borrower shall notify the Lender in writing within 7 days from the date when the following events occur or are likely to occur and submit relevant certificates in accordance with laws, regulations, regulatory requirements and the Lender’s requirements:

(1) The Borrower or its Affiliates amends its Articles of Association, changes the name of the enterprise, legal representative (person in charge), domicile, correspondence address or business scope and other industrial and commercial registration matters, or makes decisions that have a significant impact on finance or personnel;

(2) The Borrower, its Affiliates or Guarantors intend to file for bankruptcy or may or have been filed for bankruptcy by creditors;

(3) The Borrower or its Affiliates are involved in major litigation, arbitration, administrative measures, or the main assets or collateral under this Contract are subject to property preservation or other compulsory measures, or the safety and integrity of the main assets or collateral under this Contract are or may be affected or the value is reduced or may be reduced;

(4) The Borrower or its Affiliates provide guarantees to third parties, and as a result, their economic status, financial status or performance are affected. The ability of the Borrower to perform its obligations under this Contract is materially and adversely affected;

(5) The Borrower or its Affiliates sign contracts that have a material impact on its operations and financial conditions;

(6) The Borrower repays outstanding debts in advance or repays other due debts in priority, adds any form of guarantee such as mortgage for other existing debts, or makes any arrangement or signs any relevant documents with similar effects;

(7) The Borrower, its Affiliates or Guarantors cease production, close down, dissolve, suspend business for rectification, are revoked or have their business licenses revoked;

(8) The Borrower or its Affiliates, the Borrower or its Affiliates’ major investors, the Borrower or its Affiliates’ legal representatives (persons in charge), directors or major managers disappear, are involved in illegal or irregular activities or violate applicable exchange rules or have abnormal changes;

(9) The Borrower or its Affiliates encounter serious operational difficulties, or their financial conditions deteriorate, or there are any adverse events affecting the Borrower or its Affiliates. Other events that have a negative impact on the business, financial status, debt repayment ability or economic status of the affiliated party;

(10) A related-party transaction occurs, and the transaction amount reaches or exceeds 10% of the most recently audited net assets;

(11) Before paying off all debts under this contract, the borrower becomes or may become a shareholder of the guarantor or a “de facto controller” as defined in the Company Law;

(12) The borrower or its affiliated parties are liable for violating laws, regulations, regulatory provisions, national policies or industry standards, etc.

(13) The Borrower or its Affiliates have a safety or environmental accident;

(14) The Borrower’s Affiliates have a change in the control or controlled relationship with the Borrower;

(15) The Borrower or its Affiliates have a major equity change;

(16) The Borrower’s external auditor’s audit opinion on its financial statements is not a standard unqualified opinion;

(17) The Borrower is or may be investigated, punished or subject to other similar measures by the competent authorities for violating laws, regulations and/or regulatory requirements;

(18) The Borrower or its Affiliates or Business Affiliates are included in the sanctions list issued by the United Nations and relevant countries, organizations and institutions, and the list of terrorism, money laundering and anti-sanctions related risks issued by Chinese government departments or competent authorities; or the country or region where the Borrower or its Affiliates or Business Affiliates are located is included in the list of countries and regions sanctioned by the United Nations and relevant countries, organizations and institutions;

(19) Other major adverse events that affect the debt repayment ability of the Borrower or its Affiliates occur. (20) Based on the ESG risks faced by the industry to which the borrower belongs, if the borrower is a Class A or Class B customer, the borrower has or may have any of the following:

① Various permits, approvals and approvals related to ESG risks during the commencement, construction, operation and shutdown process;

② Assessment and inspection of the borrower’s ESG risks by the regulatory agency or its recognized institutions;

③ Supporting construction and operation of environmental facilities;

④ Emission and compliance of pollutants;

⑤ Safety and health of employees;

⑥ Major complaints and protests against the borrower by neighboring communities;

⑦ Major environmental and social claims;

⑧ Other major situations that the lender considers to be related to ESG risks.

▲▲8.7 If the guarantee under this contract changes unfavorably to the lender’s claims, the borrower shall provide other guarantees recognized by the lender in a timely manner upon the lender’s request.

The “changes” referred to in this paragraph include but are not limited to: the guarantor merges, splits, stops production, closes down, dissolves, suspends business for rectification, is revoked, has its business license revoked, applies for or is applied for bankruptcy; the guarantor’s business or financial status has changed significantly; the guarantor is involved in major litigation, arbitration, administrative measures, or major assets are subject to property preservation or other compulsory measures; the safety and integrity of the collateral is or may be affected; the value of the collateral is reduced or may be reduced or compulsory measures such as seizure and other property preservation are taken; the guarantor or its legal representative (person in charge) or main management personnel are involved in illegal or irregular activities or violate applicable exchange rules; if the guarantor is an individual, the guarantor is missing or dead (declared dead); the guarantor has a breach of contract under the guarantee contract; the guarantor has a dispute with the borrower; the guarantor requests to terminate the guarantee contract; the guarantee contract is not effective or invalid or is revoked; the security right is not established or invalid; or other events that affect the security of the lender’s creditor’s rights, etc.

▲▲8.8 The borrower promises: from the date of signing this contract to the date before all loan principal, interest and related expenses under this contract are repaid, the borrower’s financial indicators, external agency ratings and business qualifications/licenses will always comply with the contract agreement. If the business qualifications/licenses need to be reviewed annually, they should pass the annual review on time.

8.9 The borrower guarantees that the borrower and the borrower’s employees and agents will not provide, give, request or accept any form of material benefits (including but not limited to cash, physical cards, travel, etc.) or other non-material benefits to the lender or the lender’s employees in any form other than the provisions of this contract; the funds or services provided by the lender will not be used directly or indirectly in any form for activities related to corruption or bribery; if the borrower knows of any violation of this clause, it shall promptly, truthfully, completely and accurately provide clues and relevant information to the lender and cooperate with relevant matters in accordance with the lender’s requirements.

8.10 If the borrower is a Class A or Class B customer based on the ESG risks faced by the industry to which the borrower belongs, the borrower shall assume the following obligations:

(1) Establish and improve the internal ESG risk management system, and specify in detail the responsibilities, obligations and penalties of the relevant responsible persons of the borrower;

(2) Establish and improve the emergency response mechanism and measures for ESG risk emergencies;

(3) Set up a special department and/or designate special personnel to be responsible for ESG risk matters;

(4) Cooperate with the lender or a third party recognized by it in the assessment and inspection of the borrower’s ESG risks;

(5) Give appropriate responses or take other necessary actions when the public or other stakeholders strongly question the borrower’s performance in controlling ESG risks;

(6) Urge the borrower’s key related parties to strengthen management to prevent the ESG risks of related parties from spreading to the borrower;

(7) Perform other obligations that the lender considers relevant to controlling ESG risks.

▲▲Article 9 Adjustment of the credit limit, early maturity of the loan and risk repricing

9.1 Any of the following events shall be deemed as the “early maturity event” of this contract:

(1) The borrower fails to repay the loan principal or pay interest as agreed in any “Credit Limit Application Form” under this contract;

(2) The statements and warranties made by the borrower under this contract are untrue;

(3) Any of the matters listed in Article 8.6 that should be notified actually occurs, affecting or may affect the security of the lender’s creditor’s rights or causing the lender’s risk to increase;

(4) Due to changes in laws, regulations and regulatory policies, the lender’s loan issuance in accordance with the provisions of this contract constitutes or may constitute a violation of laws or regulations;

(5) The borrower has a breach of contract or a violation of regulations in the performance of other contracts concluded with the lender or contracts concluded with third parties. The debt may or has been declared to be due in advance;

(6) The borrower makes abnormal use of the loan funds or evades entrusted payment;

(7) The borrower misappropriates the loan funds;

(8) The loan account designated by the borrower is settled or deducted by the competent authority;

(9) According to the ESG risks faced by the borrower’s industry, the borrower belongs to Class A or Class B customers, and the borrower has any of the following events:

① The borrower is punished by the relevant government department for poor ESG risk management;

② The borrower is strongly questioned by the public and/or the media for poor ESG risk management, and it is verified that relevant circumstances do exist;

③ The borrower violates the obligations regarding ESG risk management agreed upon with the lender in other contracts;

(10) The borrower violates other provisions of this contract. 9.2 When any “early maturity event” occurs, the Lender has the right to take one, more or all of the following measures:

(1) reduce, suspend or cancel the credit limit under this Contract;

(2) stop issuing or suspend issuing loans that the Borrower has not yet drawn;

(3) stop or suspend payment of loans that the Borrower has drawn but not yet used;

(4) require the Borrower to negotiate with the Lender for additional loan issuance and payment conditions within a specified time limit;

(5) require the Borrower to change the payment method as required by the Lender;

(6) execute risk repricing of the loan in accordance with Article 9.3;

(7) unilaterally declare that all principals of loans issued under the Contract have matured in advance and require the Borrower to immediately repay all principals of matured loans and settle all interest;

(8) lower the Borrower’s loan risk classification in accordance with regulatory requirements;

(9) pursue the Borrower’s legal liability.

9.3 Based on the Borrower’s operating conditions at the time of signing this Contract, the Parties have determined the interest rate agreed upon in this Contract and its adjustment after consultation. The Borrower agrees that, in the event of any “early maturity event”, the Lender has the right to execute the risk repricing of the loan in accordance with the provisions of this Article.

9.3.1 Risk repricing includes two methods: negotiated repricing and direct increase of loan interest rate. The risk repricing method adopted in this Contract shall be agreed upon by both parties in Article 21.

9.3.2 “Negotiated repricing” means that the Lender has the right to require the Borrower to negotiate with the Lender to increase the loan interest rate within a limited time limit, and the two parties shall determine the specific agreement on the “repricing date” and related interest rates in the form of a supplementary agreement.

9.3.3 “Directly increase the loan interest rate” means that the Lender has the right to directly increase the loan interest rate in accordance with the provisions of this Article and Article 21.

9.3.3.1 From the “repricing date” notified in writing by the Lender to the Borrower, the increased loan interest rate shall be applied to all loans that the Borrower has not repaid as of the “repricing date”.

9.3.3.2 If the loan currency is RMB, USD, EUR, HKD, JPY or GBP, the increased loan interest rate of each loan shall be determined based on the applicable pricing benchmark value on the “repricing date” and in accordance with the plus (minus) point value agreed in Article 21.2.1. The “repricing date” is T day, and the pricing benchmark value applicable on T day shall be determined in accordance with Article 3.5.1 of this Contract.

9.3.3.3 If the loan currency is other than RMB, USD, EUR, HKD, JPY or GBP, the increased loan interest rate shall be determined in accordance with Article 21.2.2 of the Working Capital Loan Contract.

9.3.4 After the Lender performs risk repricing in accordance with the aforementioned agreement, the new interest rate shall be implemented from the “repricing date”. On this interest rate, the floating adjustment shall still be made in accordance with Article 3 of this Contract. If the parties agree to change the relevant agreement, the changed agreement shall be implemented. If the loan is overdue (including the borrower’s failure to repay on time or the lender declares it to be due early) or misappropriated, the penalty interest rate for overdue and misappropriated loans shall be determined based on the new interest rate (including the interest rate adjusted by floating according to the provisions of this contract), and the interest rate for calculating compound interest shall be adjusted accordingly.

9.3.5 The implementation of “risk repricing” shall not be deemed or interpreted as the lender’s waiver of other rights stipulated by laws and regulations and agreed upon in this contract. The lender has the right to take other creditor protection measures in accordance with laws and regulations and the provisions of this contract, including but not limited to the measures agreed upon in Article 9.2.

▲▲Article 10 Breach of Contract

10.1 If the borrower fails to repay the loan principal and interest in full and on time, or fails to use the loan for the purpose agreed in this contract, the lender shall charge interest at the penalty interest rate for overdue loans or the penalty interest rate for misappropriated loans, and charge compound interest on the unpaid interest. If the penalty interest rate is adjusted in accordance with the contract, the interest rate for calculating compound interest shall also be adjusted accordingly.

10.2 If the borrower fails to repay the loan principal and interest in full and on time, the lender shall bear the collection fees, litigation fees (or arbitration fees), preservation fees, announcement fees, execution fees, attorney fees, travel expenses and other expenses paid by the lender to realize the creditor’s rights.

▲▲Article 11 Deduction Agreement

11.1 The borrower authorizes that when there is a loan principal, interest, penalty interest, compound interest or other fees due, the lender has the right to deduct funds from any account opened by the borrower at all branches of Bank of Communications Co., Ltd. for repayment.

11.2 After the deduction, the Lender shall notify the Borrower of the account number involved in the deduction, the contract number, the number of the “Credit Line Application Form”, the deduction amount and the remaining debt amount.

11.3 When the deduction proceeds are insufficient to repay all the Borrower’s debts, the debt amount to be repaid shall be determined in accordance with the provisions of this Contract.

11.4 If the deduction proceeds are inconsistent with the currency of the debt to be repaid, the amount of debt to be repaid shall be converted into the amount of debt repaid according to the exchange rate announced by Bank of Communications Co., Ltd. at the time of deduction. If foreign exchange settlement or foreign exchange conversion procedures are required, the Borrower is obliged to assist the Lender in handling them as required by the Lender, and the exchange rate risk shall be borne by the Borrower.

▲▲ Article 12 Notice

12.1 The contact information (including mailing address, contact number, fax number, etc.) filled in by the Borrower in this Contract is true and valid. If any contact information changes, the Borrower shall immediately send/send the change information in writing to the mailing address filled in by the Lender in this Contract. Such information changes shall take effect after the Lender receives the change notice.

12.2 Unless otherwise expressly agreed in this Contract, the Lender has the right to make any notification to the Borrower in any of the following ways. The Lender has the right to choose the notification method it deems appropriate and is not responsible for any transmission errors, omissions or delays caused by post, fax, telephone or any other communication system. If the Lender chooses multiple notification methods at the same time, the one that reaches the Borrower faster shall prevail. If the Lender issues more than one notice to the Borrower on the same matter and the contents of the notices are different, unless otherwise expressly stated in the notice, the later notification shall prevail.

(1) Announcement: the date on which the Lender publishes the announcement on its website, online banking, telephone banking or business outlets shall be deemed the date of delivery

(2) Delivery by special person: the date on which the Borrower signs for the delivery;

(3) Delivery by post (including express mail, ordinary mail, registered mail) to the Borrower’s most recently valid communication address: the third day (same city)/fifth day (out-of-town) after the date of mailing shall be deemed the date of delivery;

(4) Delivery by fax, mobile phone text message or other electronic communication means to the Borrower’s most recently valid fax number, mobile phone number or email address, WeChat account shall be deemed the date of delivery. The aforementioned delivery refers to the relevant information entering the service provider’s server terminal and is not based on the relevant information actually displayed on the client terminal.

12.3 The Borrower agrees that, unless the Lender receives the Borrower’s written notice of change of communication address or the Borrower directly submits a confirmation of delivery address to the court, the Borrower’s communication address filled in this Contract shall be the address for the Court to serve judicial documents and other written documents to the Borrower. The scope of application of the above-mentioned service address includes but is not limited to the first instance of civil litigation, jurisdictional objection and reconsideration, second instance, retrial, remand for retrial and enforcement procedures.

During the dispute resolution process of this contract, the court has the right to serve judicial instruments and other written documents to the borrower through any communication method agreed in Article 12.2. The court has the right to choose the communication method it deems appropriate and is not responsible for transmission errors, omissions or delays caused by post, fax, telephone, telex or any other communication system. If the court chooses multiple communication methods at the same time, the one that reaches the borrower faster shall prevail.

12.4 The provisions of this article are independent dispute resolution clauses in the contract. If this contract is invalid, revoked or terminated, it will not affect the validity of this clause.

▲▲Article 13 Information Disclosure and Confidentiality

13.1 For the Borrower’s undisclosed information and materials obtained and known during the signing and performance of this Contract, the Lender’s use of the relevant information and materials (including but not limited to collection, storage, use, processing, transmission, provision, disclosure, etc.) shall not violate laws, regulations and regulatory requirements, and shall bear confidentiality obligations in accordance with the law and shall not disclose such information and materials to third parties, except in the following circumstances:

(1) Disclosure required by applicable laws and regulations;

(2) Disclosure required by judicial departments or regulatory agencies in accordance with the law;

(3) When the Borrower fails to repay the loan principal and/or interest in full and on time, the Lender needs to disclose to the Lender’s external professional consultants and allow the Lender’s external professional consultants to use it on a confidential basis in order to realize the debt under this Contract;

(4) Other actions are reasonably carried out to safeguard the public interest or the Borrower’s legitimate rights and interests;

(5) The Borrower agrees or authorizes the Lender to disclose.

13.2 The Borrower confirms that it has signed the corresponding authorization letter for the Lender to process the Borrower’s credit information as required by the Lender. The Lender shall inquire, use and preserve the Borrower’s credit information within the scope specified in the authorization letter.

13.3 In addition to the circumstances stipulated in Articles 13.1 and 13.2 of this Contract, the Borrower further agrees that Bank of Communications Co., Ltd. may use or disclose the Borrower’s information and materials, including but not limited to the Borrower’s basic information, credit transaction information, bad information and other relevant information and materials, in the following circumstances, and is willing to bear all consequences arising therefrom:

Disclose and allow such information and materials to be used on a confidential basis to business outsourcing institutions, third-party service providers, other financial institutions and other institutions or individuals deemed necessary by the Lender for the following purposes, including but not limited to other branches of Bank of Communications Co., Ltd., or subsidiaries wholly or partially owned by Bank of Communications Co., Ltd.:

① To carry out bank credit business or related to bank credit business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting arrears of borrowers, implementing post-loan/existing period management, transferring bank credit business claims, etc.;

② To provide or may provide new products or services to the Borrower or provide further services for the Lender.

Whether this Article 13.3 is applicable shall be subject to the agreement between the two parties in Article 24.1 of this Contract.

Article 14 Applicable Law and Dispute Resolution

This Contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan for the purpose of this Contract). Any dispute under this Contract shall be brought to the court with jurisdiction over the place where the Lender is located, unless otherwise agreed in this Contract. During the dispute period, the parties shall continue to perform the terms that are not involved in the dispute.

Article 15 Contract Composition, Signing Arrangement, Effectiveness and Loan Attributes

▲▲15.1 The “Credit Credit Application” and other relevant documents and materials filled in and signed by the Borrower under this Contract in accordance with the format and requirements provided by the Lender are an integral part of this Contract.

15.2 The “Credit Credit Application” is a supplement to this Contract. Unless otherwise agreed in the “Credit Credit Application”, the rights and obligations and related matters between the Borrower and the Lender shall still be implemented in accordance with the provisions of this Contract.

15.3 This Contract and/or the “Credit Credit Application” agreed in this Contract and other relevant documents and materials that constitute the components of this Contract may be signed in paper form or through corporate electronic banking. If the borrower chooses to sign this contract and/or the “Credit Line Application” and other related documents through the corporate electronic bank, the borrower shall open the corporate electronic bank according to the lender’s requirements, submit an application for opening the corporate electronic bank contract function, sign the relevant documents for opening the corporate electronic bank contract function according to the lender’s requirements, and designate an authorized person who has the right to use the corporate electronic bank contract function on behalf of the borrower.

15.4 This contract shall take effect after being signed by both parties. If this contract is signed in paper form, signing means that the legal representative (person in charge) or authorized representative of the borrower signs (or affixes his/her personal seal) and affixes the official seal, and the legal representative (person in charge) or authorized representative of the lender signs (or affixes his/her personal seal) and affixes the contract seal; if this contract is signed through the corporate electronic bank, signing means that the borrower fills in and confirms the relevant information according to the prompts on the corporate electronic bank interface and uses the digital certificate for electronic signature and then submits it, and the lender completes the review and confirmation of the contract submitted by the borrower and uses the digital certificate for electronic signature.

15.5 If the special seal affixed by the lender is a special seal for offshore credit business contracts (or other special seals with the word “offshore”), the loan under this contract is an offshore business loan.

▲▲15.6 If the borrower suffers losses or the services it receives are hindered, blocked or delayed (including but not limited to the borrower’s inability to log in to the corporate electronic banking or temporarily unable to handle related business after logging in) due to force majeure and/or changes in national policies, IT system failures, communication system failures, power system failures and other reasons beyond the lender’s control, the lender shall not be liable for this, unless otherwise agreed by both parties in the supplementary agreement. The above agreement does not exempt the lender from the liability that should be borne by the lender due to the lender’s fault according to law.

Article 16 Specific contents of the credit line

16.1 Credit line currency: RMB; Amount in words: three million yuan only; Can be used in ☑ credit line currency / credit line currency and other currencies accepted by the lender; This credit line belongs to ☐ revolving credit line / one-time credit line (can be used multiple times) ☑ one-time credit line (only used once).

16.2 Credit line purpose: purchase commodities

16.3 The credit period is from June 27, 2024 to June 27, 2025.

Article 17 Interest Rate Agreement

If the loan currency is other than RMB, USD, EUR, HKD, JPY and GBP, the applicable pricing benchmark type, daily interest rate calculation rules and pricing benchmark value determination rules applicable to the corresponding loan are as follows:

Article 18 Account Agreement

18.1 The borrower designates the following account as the loan account, which is not a special loan disbursement account opened by the borrower at the lender. If otherwise agreed in the corresponding “Credit Line Application Form”, the agreement in the “Credit Line Application Form” shall prevail.

Account name: Jiangsu Huhu Electromechanical Technology Co., Ltd.

Account number:

Opening bank: Bank of Communications Wuxi Branch Business Department

18.2 The Borrower designates: __________________

(1) The repayment account is Account name: _________________

Account number: __________________

Opening bank: ____________________

(2) The fund recovery account is: ________________

Account name: Jiangsu Huhu Electromechanical Technology Co., Ltd.

Account number:

Opening bank: Bank of Communications Wuxi Branch Business Department

Article 19 Specific provisions on loan issuance, payment and repayment

19.1 The term of each loan drawn under this contract shall not exceed 12 ☐ months and ☐ days, and the maturity date of all loans shall not be later than June 28, 2025.

19.2 The autonomous payment limit under this contract is: ☐ RMB ☐ (foreign currency) __ million yuan or equivalent in other currencies.

19.3 If any of the following conditions are met, the lender shall be entrusted to pay: ______________________

19.4 If the borrower makes the payment on his own, the borrower shall submit a summary report to the lender on the payment of the loan funds within _______ days after the loan is issued.

Article 20 Financial restrictions, external agency ratings and business qualifications/licenses

20.1 The borrower’s external investment limit is RMB _________ million; the external guarantee limit is RMB ______ million; and the increase in debt financing limit is RMB ________ million.

20.2 Contractual agreements on the borrower’s financial indicators:

(1)_

(2)_

(3)_

20.3 Specific agreements on external agency ratings:

(1)_

(2)_

20.4 Specific agreements on the borrower’s business qualifications/licenses:

(1)_

(2)_

▲▲Article 21 Specific agreements on risk repricing

21.1 This contract adopts the following risk repricing methods （1） : (1) Negotiated repricing; (2) Directly increase the loan interest rate.

21.2 If the method of “directly increasing loan interest rate” is adopted:

21.2.1 If the loan currency is RMB, USD, EUR, HKD, JPY, GBP, the increased interest rate plus (minus) points value is: 口 No plus or minus points 口 ______ Plus percentage points 口 Minus ______ percentage points. If a certain loan has a separate agreement on this, the increased interest rate plus (minus) points value of the loan shall be based on the record in the applicable quota application form.

21.2.2 If the loan currency is other than RMB, USD, EUR, HKD, JPY and GBP, the increased loan interest rate is:

Article 22 Contact Information

The contact information for the borrower to receive the notice stipulated in Article 12 includes:

Mailing address: Building No. 9, Tian’an Cyber Park，No.228, Linghu Avenue, Xinwu District, Wuxi City, Jiangsu,China 214000

Recipient:

Postal code: 214000

Telephone:___________

Mobile phone number:

Fax:

Email address:

Article 23 Number of copies of the contract

This contract is signed in paper form. The original of this contract is in triplicate, and the contracting parties and guarantors (if any) each hold 1_ copies.

Article 24 Other agreed matters

24.1 Both parties agree that this contract ☑ applies to ☐ and does not apply to Article 13.3.

24.2 Based on the ESG risks faced by the borrower’s industry, the borrower population ☐ belongs to ☑not belongs to customers who do not belong to Class A or Class B.

This contract is guaranteed by the guarantee contract numbered B0CYYB-D062(2024)-025 signed between Wuxi Branch of Bank of Communications Co., Ltd. and Wang Yinglai. Both parties agree that the court of jurisdiction for disputes stipulated in this contract shall be changed from “the court with jurisdiction at the place where the lender is located” to “the court with jurisdiction at the place where the debtor or lender is located”. The lender will provide legal and compliant VAT invoices in accordance with laws, regulations and relevant provisions. The specific time and method shall be determined by negotiation between the two parties.

Borrower: Jiangsu Huhu Electromechanical Technology Co., Ltd.

Legal representative (person in charge): Wang Yinglai

Legal address:

Lender: Bank of Communications Co., Ltd. Wuxi Branch (Sub-branch)

Person in charge: Xie Jinhai

Correspondence address:

The Borrower has read through all the terms of the contract, the Lender has made a detailed explanation at the request of the Borrower, the Borrower undoubtedly disputes all the contents when signing this contract, and understands the meaning of the contract terms, especially the terms with ▲▲ marks and bold font, and its legal consequences.

(This page is the signing page of the Working Capital Loan Contract, and there is no text below)

Borrower : /s/ Jiangsu Huhu Electromechanical Technology Co., LTD

Lender : /s/ Bank of Communications Co., Ltd

Coborrower: /s/ WANG YINGLAI

Signing Date: June 27,2024